Exhibit 99.1

Pentair, Inc.

5500 Wayzata Blvd., Suite 800

Minneapolis, MN 55416

763 545 1730 Tel

763 656 5400 Fax

News Release

Pentair Reports Strong Second Quarter Results

•	Second quarter sales increased 14 percent to $910 million

•	Reported EPS of $0.67; Adjusted EPS increased 23 percent to record $0.75

•	Generated free cash flow of $179 million in the quarter

•	Completed acquisition of Clean Process Technologies in the quarter

•	Raised full year adjusted EPS outlook

All financial information and period-to-period references are on a continuing operations basis unless otherwise noted. Reconciliations of GAAP to Non-GAAP measures are in the attached financial tables.

MINNEAPOLIS — July 26, 2011 — Pentair, Inc. (NYSE: PNR) announced second quarter 2011 sales of $910 million, an increase of 14 percent from the same quarter last year. These results reflected broad-based growth across its two segments, Water and Technical Products, including 7 percentage points from the recent acquisition of Norit’s Clean Process Technologies (CPT) and 3 percentage points from favorable foreign currency. Earnings per diluted share from continuing operations (EPS) were $0.67 in the second quarter 2011. Adjusting to exclude acquisition related costs, second quarter 2011 EPS was $0.75, an increase of 23 percent over the same quarter last year.

“Pentair delivered another strong quarter. Successful execution of our growth initiatives, including an increasing presence in fast growth markets, continued innovation and an expanding portfolio of energy-efficient and sustainable products, led to higher sales in the quarter,” said Randall J. Hogan, Pentair chairman and chief executive officer. “The volume benefit, along with productivity gains and pricing actions, resulted in meaningful margin expansion and earnings growth.”

“We are very excited about the recently completed CPT acquisition, adding global reach, innovative membrane technologies and system capabilities in the attractive water and beverage sectors. The CPT business, now part of Pentair Filtration Solutions, is off to a great start,” added Hogan.

The company reported second quarter operating income of $109 million compared to $100 million in the prior year quarter. Adjusting to exclude acquisition related costs, operating income was $121 million, up 21 percent, and operating margins expanded in both Water and Technical Products. The benefit from higher sales volume, pricing and productivity gains more than offset the inflation impact. Second quarter 2011 results included the benefit of a lower effective tax rate, reflecting a favorable geographic mix largely resulting from the CPT acquisition and a reduction related to a state tax law change.

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Free cash flow was $179 million in the second quarter, resulting in $117 million for the first half of 2011. The company said it expects to achieve free cash flow greater than $250 million for the full year 2011.

SECOND QUARTER BUSINESS HIGHLIGHTS

Water sales grew 15 percent year-over-year to $632 million, including 10 percentage points from the CPT acquisition and a three-percentage point favorable impact from foreign currency. Year-over-year sales growth was negatively impacted by approximately 2 percentage points due to sales in 2010 related to the Gulf Intracoastal Waterway (GIWW) project. Within Water, U.S. sales were up modestly, while Western Europe and fast growth regions continued to deliver double-digit growth. Within the five Water global businesses, the second quarter sales performances were as follows:

•	Residential Flow sales were up 7 percent versus the prior year quarter, led by double-digit growth in the agricultural business and solid global residential pump sales.

•	Residential Filtration sales were up 12 percent, reflecting increased distribution and new products in fast growth regions, especially Latin America and China.

•	Pool sales were up 7 percent driven by expanded distribution and strong demand for energy efficient pool products.

•

Engineered Flow sales were down 7 percent due to lower U.S. municipal sales largely related to the prior year benefit from GIWW, while commercial and industrial pumps sales increased year-over-year. Excluding the year-over-year impact of GIWW, sales were up modestly.

•

Filtration Solutions sales increased 86 percent year-over-year, reflecting a 79-percentage point or $54 million benefit from the CPT acquisition. The remaining 7 percentage points of growth reflected broad-based strength across end-markets served, including foodservice and desalination.

Water’s second quarter reported operating income totaled $85 million. Excluding the acquisition related costs included in the Water segment, second quarter operating income increased 18 percent to $90 million and operating margins increased 40 basis points to 14.2 percent. Pricing and productivity improvements, along with volume leverage, more than offset the negative impact from inflation and continued growth investments.

Technical Products delivered second quarter 2011 sales of $278 million, an increase of 13 percent versus the prior year quarter, including a four-percentage point favorable impact from foreign currency.

•	Strong global demand drove double-digit growth across many of the end markets served, including industrial, general electronics and energy.

•	Sales in the U.S. increased 7 percent year-over-year. Fast growth regions were up 29 percent, led by China, Eastern Europe and Southeast Asia.

Technical Products’ second quarter reported operating income totaled $48 million, up 27 percent compared to $38 million in the same quarter last year. Second quarter 2011 operating margins increased to 17.3 percent, an increase of 190 basis points when compared to the prior year quarter. Strong volume leverage, along with pricing and productivity gains, more than offset the negative impact from inflation and continued growth investments.

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OUTLOOK

The company expects full year 2011 reported EPS to be in the $2.27 to $2.35 range, including approximately $0.15 of acquisition related costs. Excluding these costs, the company is raising its full year 2011 adjusted EPS guidance to a range of $2.42 to $2.50, reflecting the strong second quarter performance and benefit from the CPT acquisition. This represents an increase of 21 to 25 percent compared to 2010 EPS on expected full year 2011 sales of approximately $3.5 billion, up 14 to 16 percent compared to the prior year.

Pentair introduced third quarter 2011 EPS guidance of $0.51 to $0.54, which includes an estimated $0.04 impact from acquisition related costs. As a result, the company expects an adjusted EPS of $0.55 to $0.58 in the third quarter 2011, on an estimated sales growth of 12 to 14 percent.

“Our updated guidance reflects our strong second quarter performance and the added benefit of the new CPT acquisition. With our increased presence in fast growth markets, strong innovation and continued application of lean enterprise practices, we believe we are well positioned to deliver over 20 percent adjusted earnings growth in 2011,” added Hogan.

EARNINGS CONFERENCE CALL

Pentair Chairman and CEO Randall J. Hogan and Chief Financial Officer John L. Stauch will discuss the company’s performance and second quarter 2011 results and 2011 outlook on a two-way conference call with investors and a live audio webcast at 11 a.m. Eastern today. Reconciliation of non-GAAP financial measures are set forth in the attachments to this second quarter 2011 earnings release and the second quarter 2011 earnings conference call presentation, both of which can be found at Pentair’s web site (www.pentair.com). Related financial charts and certain other information to be discussed on the conference call will be available on the company’s website shortly before the conference call. The webcast and presentation will be archived at the same site following the conclusion of the conference call.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

Any statements made about the company’s anticipated financial results are forward-looking statements subject to risks and uncertainties such as our ability to integrate the CPT acquisition successfully; the magnitude, timing and scope of recovery from the global economic downturn; the strength of housing and related markets; foreign currency effects; material inflation outpacing our productivity and pricing actions; retail, commercial and industrial demand; increased risks associated with operating foreign businesses; product introductions; pricing and other competitive pressures; and the company’s ability to achieve its long-term strategic operating goals, as well as other risk factors set forth in our SEC filings. Forward-looking statements included herein are made as of the date hereof, and the company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances. Actual results could differ materially from anticipated results.

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ABOUT PENTAIR, INC.

Pentair (www.pentair.com) is a global diversified industrial company headquartered in Minneapolis, Minnesota. Its Water Group is a global leader in providing innovative products and systems used worldwide in the movement, treatment, storage and enjoyment of water. Pentair’s Technical Products Group is a leader in the global enclosures and thermal management markets, designing and manufacturing thermal management products and standard, modified, and custom enclosures that protect sensitive electronics and the people that use them. With 2010 revenues of $3.0 billion, Pentair employs over 15,000 people worldwide.

PENTAIR CONTACTS:

Sara Zawoyski

Vice President, Investor Relations

Tel.: (763) 656-5575

E-mail: sara.zawoyski@pentair.com

Pentair, Inc. and Subsidiaries

Condensed Consolidated Statements of Income (Unaudited)

	Three months ended		Six months ended
In thousands, except per-share data	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010
Net sales	$910,175	$796,167	$1,700,448	$1,503,180
Cost of goods sold	622,439	547,999	1,163,653	1,041,310

Gross profit	287,736	248,168	536,795	461,870
% of net sales	31.6%	31.2%	31.6%	30.7%
Selling, general and administrative	158,432	131,043	303,192	263,933
% of net sales	17.4%	16.5%	17.8%	17.6%
Research and development	19,882	16,999	38,004	34,210
% of net sales	2.2%	2.1%	2.3%	2.2%

Operating income	109,422	100,126	195,599	163,727
% of net sales	12.0%	12.6%	11.5%	10.9%

Other (income) expense:

Equity income of unconsolidated subsidiaries	(672)	(1,375)	(907)	(1,459)
Net interest expense	14,613	8,569	23,938	18,096
% of net sales	1.6%	1.1%	1.4%	1.2%

Income from continuing operations before income taxes and noncontrolling interest	95,481	92,932	172,568	147,090
Provision for income taxes	27,344	31,320	52,397	49,449
effective tax rate	28.6%	33.7%	30.4%	33.6%

Income from continuing operations	68,137	61,612	120,171	97,641
Gain on disposal of discontinued operations, net of tax	—	593	—	1,117

Net income before noncontrolling interest	68,137	62,205	120,171	98,758
Noncontrolling interest	1,425	1,124	2,918	2,356

Net income attributable to Pentair, Inc.	$66,712	$61,081	$117,253	$96,402

Net income from continuing operations attributable to Pentair, Inc.	$66,712	$60,488	$117,253	$95,285

Earnings per common share attributable to Pentair, Inc.
Basic
Continuing operations	$0.68	$0.61	$1.19	$0.96
Discontinued operations	—	0.01	—	0.01

Basic earnings per common share	$0.68	$0.62	$1.19	$0.97

Diluted
Continuing operations	$0.67	$0.61	$1.17	$0.96
Discontinued operations	—	—	—	0.01

Diluted earnings per common share	$0.67	$0.61	$1.17	$0.97

Weighted average common shares outstanding
Basic	98,333	98,208	98,190	98,081
Diluted	100,065	99,638	99,825	99,435

Cash dividends declared per common share	$0.20	$0.19	$0.40	$0.38

Pentair, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

In thousands	July 2, 2011	December 31, 2010	July 3, 2010

Assets

Current assets
Cash and cash equivalents	$68,972	$46,056	$38,580
Accounts and notes receivable, net	595,407	516,905	475,679
Inventories	484,795	405,356	389,428
Deferred tax assets	60,833	56,349	49,058
Prepaid expenses and other current assets	124,632	44,631	42,878

Total current assets	1,334,639	1,069,297	995,623

Property, plant and equipment, net	410,547	329,435	318,124

Other assets
Goodwill	2,573,430	2,066,044	2,033,064
Intangibles, net	654,908	453,570	451,806
Other	78,788	55,187	54,083

Total other assets	3,307,126	2,574,801	2,538,953

Total assets	$5,052,312	$3,973,533	$3,852,700

Liabilities and Shareholders’ Equity

Current liabilities
Short-term borrowings	$21,451	$4,933	$2,320
Current maturities of long-term debt	1,289	18	163
Accounts payable	315,403	262,357	248,679
Employee compensation and benefits	108,836	107,995	86,471
Current pension and post-retirement benefits	8,733	8,733	8,948
Accrued product claims and warranties	47,259	42,295	42,981
Income taxes	21,498	5,964	23,252
Accrued rebates and sales incentives	42,567	33,559	34,418
Other current liabilities	144,366	80,942	78,496

Total current liabilities	711,402	546,796	525,728

Other liabilities
Long-term debt	1,384,167	702,521	734,472
Pension and other retirement compensation	217,021	209,859	213,142
Post-retirement medical and other benefits	27,954	30,325	29,819
Long-term income taxes payable	23,832	23,507	24,821
Deferred tax liabilities	235,422	169,198	139,977
Other non-current liabilities	85,660	86,295	92,926

Total liabilities	2,685,458	1,768,501	1,760,885

Shareholders’ equity	2,366,854	2,205,032	2,091,815

Total liabilities and shareholders’ equity	$5,052,312	$3,973,533	$3,852,700

Days sales in accounts receivable (13 month moving average)	61	60	60
Days inventory on hand (13 month moving average)	83	82	83
Days in accounts payable (13 month moving average)	72	71	69

Pentair, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six months ended
	July 2,	July 3,
In thousands	2011	2010
Operating activities
Net income before noncontrolling interest	$120,171	$98,758
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Gain on disposal of discontinued operations	—	(1,117)
Equity income of unconsolidated subsidiaries	(907)	(1,459)
Depreciation	32,685	28,876
Amortization	17,180	13,357
Deferred income taxes	3,012	2,396
Stock compensation	10,527	12,365
Excess tax benefits from stock-based compensation	(1,465)	(1,322)
Loss (gain) on sale of assets	229	(57)
Changes in assets and liabilities, net of effects of business acquisitions and dispositions
Accounts and notes receivable	(1,111)	(33,438)
Inventories	2,425	(38,651)
Prepaid expenses and other current assets	(2,696)	1,877
Accounts payable	(22,878)	46,938
Employee compensation and benefits	(22,675)	11,275
Accrued product claims and warranties	2,901	9,196
Income taxes	12,780	18,872
Other current liabilities	25,481	1,043
Pension and post-retirement benefits	(853)	(12,943)
Other assets and liabilities	(22,195)	448

Net cash provided by (used for) operating activities	152,611	156,414
Investing activities
Capital expenditures	(35,221)	(28,937)
Proceeds from sale of property and equipment	89	243
Acquisitions, net of cash acquired	(733,105)	—
Other	119	(1,286)

Net cash provided by (used for) investing activities	(768,118)	(29,980)
Financing activities
Net short-term borrowings	16,518	115
Proceeds from long-term debt	1,320,957	335,021
Repayment of long-term debt	(661,422)	(403,742)
Debt issuance costs	(8,721)	(50)
Excess tax benefits from stock-based compensation	1,465	1,322
Stock issued to employees, net of shares withheld	9,551	(817)
Repurchases of common stock	(287)	—
Dividends paid	(39,739)	(37,700)

Net cash provided by (used for) financing activities	638,322	(105,851)
Effect of exchange rate changes on cash and cash equivalents	101	(15,399)

Change in cash and cash equivalents	22,916	5,184
Cash and cash equivalents, beginning of period	46,056	33,396

Cash and cash equivalents, end of period	$68,972	$38,580

Free cash flow

Net cash provided by (used for) operating activities	$152,611	$156,414
Capital expenditures	(35,221)	(28,937)
Proceeds from sale of property and equipment	89	243

Free cash flow	$117,479	$127,720

Pentair, Inc. and Subsidiaries

Supplemental Financial Information by Reportable Business Segment (Unaudited)

	First Qtr	Second Qtr	Six Months	First Qtr	Second Qtr	Six Months
In thousands	2011	2011	2011	2010	2010	2010

Net sales to external customers
Water Group	$515,368	$631,994	$1,147,362	$478,038	$549,318	$1,027,356
Technical Products Group	274,905	278,181	553,086	228,975	246,849	475,824

Consolidated	$790,273	$910,175	$1,700,448	$707,013	$796,167	$1,503,180

Intersegment sales
Water Group	$455	$316	$771	$517	$427	$944
Technical Products Group	999	1,559	2,558	703	1,047	1,750
Other	(1,454)	(1,875)	(3,329)	(1,220)	(1,474)	(2,694)

Consolidated	$—	$—	$—	$—	$—	$—

Operating income (loss)
Water Group	$56,528	$84,521	$141,049	$42,138	$75,954	$118,092
Technical Products Group	48,087	48,261	96,348	33,098	37,990	71,088
Other	(18,438)	(23,360)	(41,798)	(11,635)	(13,818)	(25,453)

Consolidated	$86,177	$109,422	$195,599	$63,601	$100,126	$163,727

Operating income as a percent of net sales
Water Group	11.0%	13.4%	12.3%	8.8%	13.8%	11.5%
Technical Products Group	17.5%	17.3%	17.4%	14.5%	15.4%	14.9%
Consolidated	10.9%	12.0%	11.5%	9.0%	12.6%	10.9%

Pentair, Inc. and Subsidiaries

Reconciliation of the GAAP “As Reported” year ending December 31, 2011 to the “Adjusted” non-GAAP excluding the effect of 2011 adjustments (Unaudited)

Total Pentair In thousands, except per-share data	First Quarter 2011	Second Quarter 2011	Third Quarter 2011	Fourth Quarter 2011	Year 2011
Net sales	$790,273	$910,175	$865,000 - $885,000	$905,000 - $925,000	approx $	3.5B

Operating income - as reported	86,177	109,422	92,000 - 97,000	102,000 - 107,000		approx 389 - 399M
% of net sales	10.9%	12.0%	10% - 11%	11% - 12%		approx 11	%+
Adjustments:
CPT deal related costs	1,709	6,136	—	—
Inventory step-up and customer backlog	197	5,256	approx 6,000	approx 2,000		approx 21M

Operating income - as adjusted	88,083	120,814	98,000 - 103,000	104,000 - 109,000		approx 410 -420M
% of net sales	11.1%	13.3%	approx 11.5%	11% - 12%		approx 12%

Net income from continuing operations attributable to Pentair, Inc. - as reported	50,541	66,712	51,000 - 54,000	58,000 - 63,000		approx 226 - 234M
Adjustments net of tax	1,287	8,803	approx 4,000	approx 2,000		approx 15M

Net income from continuing operations attributable to Pentair, Inc. - as adjusted	51,828	75,515	55,000 - 58,000	60,000 - 65,000		approx 242 - 250M

Continuing earnings per common share attributable to Pentair, Inc. - diluted
Diluted earnings per common share - as reported	$0.51	$0.67	$0.51 - $0.54	$0.58 - $0.63		$2.27 - $2.35
Adjustments	0.01	0.08	0.04	0.02		0.15

Diluted earnings per common share - as adjusted	$0.52	$0.75	$0.55 - $0.58	$0.60 - $0.65		$2.42 - $2.50

Pentair, Inc. and Subsidiaries

Reconciliation of the GAAP “As Reported” year ending December 31, 2011 to the “Adjusted” non-GAAP excluding the effect of 2011 adjustments (Unaudited)

Water In thousands	First Quarter 2011	Second Quarter 2011	Third Quarter 2011		Fourth Quarter 2011		Year 2011
Net sales	$515,368	$631,944	$595,000 - $610,000		$640,000 - $660,000		approx $	2.40M

Operating income - as reported	56,528	84,521	60,000 - 64,000		75,000 - 81,000			276 - 286M
% of net sales	11.0%	13.4%	10 - 11%		approx 12%			approx 11.5	%+
Adjustments - inventory step-up and customer backlog	197	5,256	approx 6,000		approx 2,000			approx 14M

Operating income - as adjusted	56,725	89,777	66,000 - 70,000		77,000 -83,000			290 - 300M
% of net sales	11.0%	14.2%	approx 11	%+	approx 12	%+		approx 12	%+

Pentair, Inc. and Subsidiaries

Reconciliation of the results excluding CPT for the three months ending July 2, 2011

(Unaudited)

	Total Pentair				Water
In thousands	Net Sales	Net Sales Growth	Adjusted Operating Income	Adjusted Return on Sales	Net Sales	Net Sales Growth	Adjusted Operating Income	Adjusted Return on Sales
Including CPT	$910,175	14.3%	$120,814	13.3%	$631,994	15.1%	$89,777	14.2%

CPT Impact	53,606	6.7%	2,607		53,606	9.8%	2,607

Excluding CPT	$856,569	7.6%	$118,207	13.8%	$578,388	5.3%	$87,170	15.1%